Exhibit 1.1

U.S. Shipping Partners L.P.

6,100,000 Common Units
Representing Limited Partner Interests

Underwriting Agreement

New York, New York

, 2004

Citigroup Global Markets Inc.

Lehman Brothers Inc.

UBS Securities LLC

KeyBanc Capital Markets, a division of McDonald Investments Inc.

Raymond James & Associates, Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

U.S. Shipping Partners L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 6,100,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (“Common Units”).  The Partnership also proposes to grant to the Underwriters an option to purchase up to 898,843 additional Common Units to cover over-allotments (the “Option Units”).  The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 17 hereof.  As part of the public offering of the Units contemplated hereby (the “Offering”), Lehman Brothers Inc. has agreed to reserve out of the Firm Units set forth opposite its name on Schedule I to this Agreement up to [insert number] Common Units for sale to certain officers, employees and directors of our General Partner (as defined below) or to persons who are otherwise associated or affiliated with us (collectively, the “Participants”), as set forth in the Prospectus (as defined herein) under the caption “Underwriting” (the “Directed Unit Program”).  The Units to be sold by Lehman Brothers Inc. pursuant to the Directed Unit Program (the “Directed Units”) will be sold pursuant to this Agreement at the public offering price.

It is understood and agreed to by all parties that the Partnership was formed to acquire, own and operate the long-haul coastwise marine transportation business currently conducted by United States Shipping Master LLC (“Shipping Master Business”), a Delaware limited liability company (“Shipping Master”), and, thereafter, to manage such business as more particularly described in the Prospectus.

It is also further understood and agreed to by all parties that as of the date hereof:

1.                                       Shipping Master is wholly owned by Sterling/US Shipping L.P., certain members of management of Shipping Master, individuals and certain other co-investors in Sterling/US Shipping L.P.;
2.                                       each of (i) US Shipping General Partner LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), (ii) United States Shipping LLC, a Delaware limited liability company (“Shipping LLC”), and (iii) United States Chemical Shipping LLC, a Delaware limited liability company (“Chemical LLC”), is a wholly owned direct subsidiary of Shipping Master;
3.                                       each of (i) ITB Baltimore LLC, a Delaware limited liability company, (ii) ITB Groton LLC, a Delaware limited liability company, (iii) ITB Jacksonville LLC, a Delaware limited liability company, (iv) ITB Mobile LLC, a Delaware limited liability company, (v) ITB New York LLC, a Delaware limited liability company, (vi) ITB Philadelphia LLC, a Delaware limited liability company, and (vii) USS Chartering LLC, a Delaware limited liability company, is a wholly owned direct subsidiary of Shipping LLC (collectively, the “Shipping LLC Subsidiaries”);
4.                                       each of (i) USCS Chemical Chartering LLC, a Delaware limited liability company (“Chemical Chartering”), (ii) USCS Chemical Pioneer LLC, a Delaware limited liability company (“Pioneer LLC”), (iii) USCS Charleston Chartering LLC, a Delaware limited liability company (“USCS Chartering”), (iv) USCS Charleston LLC, a Delaware limited liability company (“Charleston LLC”), and (v) USCS ATB LLC, a Delaware limited liability company, is a wholly owned direct subsidiary of Chemical LLC (collectively, the “Chemical LLC Subsidiaries” and, together with the Shipping LLC Subsidiaries, the “LLC Subsidiaries”);
5.                                       (i) USS Vessel Management Inc., a Delaware corporation (“Vessel Management Inc.”), is a wholly owned direct subsidiary of Shipping LLC; (ii) USS Transport LLC, a Delaware limited liability company (“USS Transport”), is a wholly owned direct subsidiary of Vessel Management Inc.; and (iii) USCS Chemical Transport LLC, a Delaware limited liability company (“USCS Chemical Transport” and, together with Vessel Management Inc. and USS Transport, the “Mgmt Entities”), is a wholly owned direct subsidiary of Chemical LLC;
6.                                       U.S. Shipping Operating LLC, a Delaware limited liability company (the “Operating Company”), is a wholly owned direct subsidiary of the Partnership; and
7.                                       the General Partner is the sole general partner of the Partnership, and Shipping Master is the sole limited partner of the Partnership.

Prior to the Closing Date (as defined herein):

1.                                       Shipping LLC and Chemical LLC will distribute their respective interests in the Mgmt Entities to Shipping Master;
2.                                       Shipping Master will convey its interests in the Mgmt Entities to the General Partner; and
3.                                       Chemical Chartering will assign the charters related to the Charleston LLC to USCS Chartering and will distribute its interest in USCS Chartering to Shipping LLC.

                On the Closing Date:

1.                                       the Partnership, [the General Partner,] the Operating Company, the LLC subsidiaries, Chemical Chartering, Pioneer LLC, USCS Chartering and Charleston LLC will amend and restate an existing credit facility (such amended and restated facility, the “Bank Credit Facility”) providing for a $130 million term loan facility to refinance existing debt, acquisitions and construction of vessels and a $50 million revolving credit facility for general purposes, including working capital needs, letters of credit, distributions to unitholders, and future acquisitions and expansions;
2.                                       [the Partnership, the General Partner, Shipping Master, the Operating Company, Shipping LLC, Chemical LLC, USS Chartering, Chemical Chartering, the Shipping LLC Subsidiaries, Pioneer LLC, Vessel Management Inc. and Charleston LLC], will enter into a Contribution, Conveyance, Assignment and Assumption Agreement (the “Contribution Agreement”) pursuant to which the following transactions will occur:

(i)            the LLC Subsidiaries distributes all cash, receivables and other working capital assets (collectively, “Working Capital Assets”) to Shipping LLC and Chemical LLC, which, in turn, will dissolve and distribute the Working Capital Assets and their interests in the LLC Subsidiaries (and any other assets) to Shipping Master;

(ii)           Shipping Master conveys an interest in one or more of the LLC Subsidiaries with an aggregate value equal to 2% of the equity value of the Partnership at closing (the “Interest”) to the General Partner as a capital contribution;

(iii)          the General Partner agrees to convey the Interest to the Partnership  and receives in exchange for that agreement (i) a continuation of  its 2% general partner interest and (b) the incentive distribution rights (“IDRs”);

(iv)          Shipping Master agrees to convey its remaining interest in the LLC Subsidiaries to the Partnership and receives in exchange for that agreement (A) 898,843 Common Units representing a 6.38% limited partner interest in the

Partnership, (B) 5,347,892 Class A subordinated units representing a 37.44% limited partnership interest in the Partnership (the “Class A Subordinated Units”), (C) 1,650,951 Class B subordinated units representing a 11.56% limited partner interest in the Partnership (the “Class B Subordinated Units” and, together with the Class A Subordinated Units, the “Subordinated Units), (D) the assumption of $198.09 million of Shipping Master debt (the “Debt”) and (E) $4.2 million in cash to reimburse it for certain capital expenditures incurred directly or indirectly by Shipping Master (the “Cap Ex”);

(v)           the public, through the Underwriters, contributes $129.6 million ($111.6 million net of the Underwriters’ discounts and commissions) in exchange for 6,100,000 Common Units representing a 42.62% limited partner interest in the Partnership;

(vi)          Pioneer LLC becomes liable for $2.8 million of the Debt;

(vii)         the General Partner conveys the Interest and Shipping Master conveys its remaining interest in the LLC Subsidiaries to the Partnership pursuant to the agreement in (iii) and (iv) above;

(viii)        the Partnership conveys its interest in the LLC Subsidiaries to the Operating Company as a capital contribution;

(ix)           the Partnership (A) pays transactions costs estimated to be $2.7 million (excluding the Underwriters’ discounts and commissions), (B) conveys $117.7 million to the Operating Company as a capital contribution and (C) distributes $0.2 million to Shipping Master to reimburse it for the Cap Ex;

(x)            the Operating Company (A) conveys $102.2 million to the LLC Subsidiaries, which will use the funds to retire a portion of the Debt, (B) conveys $14.50 million to the LLC Subsidiaries as capital contributions for them to replenish working capital (directly or by contribution to the capital of their subsidiaries) and (C) pays transaction costs estimated to be $1.0 million related to the Bank Credit Facility;

(xi)           the Operating Company conveys its interest in Chemical Chartering to Pioneer LLC as a capital contribution

(xii)          USS Vessel Management will file a certificate of conversion and convert to a Delaware limited liability company, USS Vessel Management LLC (“Vessel Management LLC”); and

(xiii)         Pioneer LLC files articles of conversion and converts to a Delaware corporation, USCS Chemical Pioneer, Inc. (“Pioneer Inc.”).

The transactions described above in clauses 1 — 2, including subclauses (i) — (xii), together with the issuance of the Firm Units as described above, are referred to as the “Transactions.”  In connection with the Transactions, the parties to the Transactions will enter into various bills of sale, assignments, contribution agreements and related documents (the “Contribution Documents,” and, together with the Bank Credit Facility, the Omnibus Agreement to be dated the Closing Date among the Shipping Master, the General Partner, the Partnership and the Operating Company (the “Omnibus Agreement”), and the Contribution Agreement, the “Transaction Documents”).

The LLC Subsidiaries and, prior to the Closing Date, Shipping LLC and Chemical LLC, are referred to herein as the “Operating Subsidiaries”.  The General Partner, USCS Chemical Transport, Vessel Management LLC, USS Transport, the Partnership, the Operating Company, Pioneer Inc. and the Operating Subsidiaries are collectively referred to as the  “Partnership Group.”  The members of the Partnership Group together with Shipping Master constitute the “Shipping Entities.”

1.             Representations and Warranties.  Each of the Shipping Entities, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)   Registration.  The Partnership has prepared and filed with the Commission (as defined herein) a registration statement (File No. 333-118141) on Form S-1, including a related preliminary prospectus, for registration under the Act (as defined herein) of the offering and sale of the Units.  The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Partnership will next file with the Commission one of the following:  either (1) prior to the Effective Date (as defined herein) of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Partnership has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information (as defined herein)) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus (as defined herein).  As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as defined herein) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

(b)   No Material Misstatements or Omissions.  On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Shipping Entities make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c)   Formation and Qualification of the Partnership.  The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) with full partnership power and authority to own or lease its properties to be owned or leased on the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted on the Closing Date as described in the Registration Statement and the Prospectus. The Partnership is, or on the Closing Date will be, duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, earnings, assets, properties or results of operations of the Partnership Group taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(d)   Formation and Qualification of Shipping Master, the General Partner, USS Transport, USCS Chemical Transport, the Operating Company and the Operating Subsidiaries.  Each of Shipping Master, the General Partner, USS Transport, USCS Transport, the Operating Company and the Operating Subsidiaries has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) with full limited liability company power and authority to own or lease its properties to be owned or leased on the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted at the Closing Date, in each case as described in the Registration Statement and the Prospectus. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership.  Each of Shipping Master, the General Partner, USS Transport, USCS Chemical Transport, the Operating Company and the Operating Subsidiaries is, or on the Closing Date will be, duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(e)   Formation and Qualification of Vessel Management Inc.  Vessel Management Inc. has been duly formed and validly existing in good standing as a corporation under the Delaware General Corporation Law (the “DGCL”) with full corporate power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted on the Closing Date as described in the Registration Statement and the Prospectus.  Vessel Management Inc. is, or on the Closing Date will be, duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(f)    Formation and Qualification of Pioneer Inc.  On the Closing Date, after giving effect to the Transactions, Pioneer Inc. will be duly formed and validly existing in good standing as a corporation under the DGCL with full corporate power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted on the Closing Date as described in the Registration Statement and the Prospectus.  On the Closing Date Pioneer Inc. will be duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(g)   Formation and Qualification of Vessel Management LLC.  On the Closing Date, after giving effect to the Transactions, Vessel Management LLC will be duly formed and validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties to be owned or leased on the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted at the Closing Date, in each case as described in the Registration Statement and the Prospectus. Vessel Management LLC will be duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(h)   Ownership of General Partner Interest.    On the Closing Date and any settlement date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended and restated on or prior to the Closing Date or any settlement date, the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”) (except restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus).

(i)    Ownership of the Sponsor Units and IDRs.    On the Closing Date, after giving effect to the Transactions, Shipping Master will own 898,843 Common Units, 5,347,892 Class A Subordinated Units and 1,650,951 Class B Subordinated Units (all such Common and Subordinated Units being collectively referred to herein as the “Sponsor Units”); all of such Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Prospectus under the captions “Risk Factors—You may not have limited liability if a court finds that unitholder caption constitutes control of our business” and “The Partnership Agreement—Limited Liability” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); at the Closing Date and any settlement date, after giving effect to the Transactions, the General Partner will own all of the IDRs, and such IDRs will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability” and (ii) Section 17-607 of the Delaware LP Act); and Shipping Master will own the Sponsor Units and the General Partner will own the IDRs, in each case, free and clear of all Liens (except, with respect to the Sponsor Units and the IDRs, restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus) [and, in the case of the Common Units included in the Sponsor Units, the Partnership’s right to redeem such Common Units in connection with the Underwriters’ purchase of the Option Units].

(j)    Valid Issuance of the Units.    On the Closing Date or any settlement date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Prospectus under the captions “Risk Factors—You may not have limited liability if a court finds that unitholder action constitutes control of our business” and “The Partnership Agreement—Limited Liability” and (ii) Sections 17-303 and 17-607 of the Delaware LP Act); and other than the Sponsor Units and the IDRs, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date or any settlement date.

(k)   Ownership of the Operating Company.    On the Closing Date and any settlement date, after giving effect to the Transactions, the Partnership will own a 100% member interest in the Operating Company; such member interest will be duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended and restated at or prior to the Closing Date or any settlement date, the “Operating Company LLC Agreement”) and will be fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such member interest free and clear of all Liens (except restrictions on transferability contained in the Operating Company LLC Agreement and Liens under the Bank Credit Facility).

(l)    Ownership of Shipping LLC and Chemical LLC.    On the Closing Date, before giving effect to the Transactions, Shipping Master owns a 100% member interest in each of Shipping LLC and Chemical LLC; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreements of Shipping LLC and Chemical  LLC (as the same may be amended and restated at or prior to the Closing Date or any settlement date, the “Subsidiary LLC Agreements”) and have been fully paid (to the extent required under the Subsidiary LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Shipping Master owns such member interests free and clear of all Liens.

(m)  Ownership of the Shipping LLC Subsidiaries.    On the Closing Date and any settlement date, after giving effect to the Transactions, the Operating Company will own a 100% member interest in each of the Shipping LLC Subsidiaries; such member interests will be duly authorized and validly issued in accordance with the limited liability company agreements of the Shipping LLC Subsidiaries (as the same may be amended and restated on or prior to the Closing Date or any settlement date, the “Shipping LLC Subsidiaries LLC Agreements”) and will be fully paid (to the extent required under the Shipping LLC Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company will own such member interests free and clear of all Liens (except restrictions on transferability contained in the Shipping LLC Subsidiaries LLC Agreements and Liens under the Bank Credit Facility).

(n)   Ownership of the Chemical LLC Subsidiaries.    On the Closing Date and any settlement date, after giving effect to the Transactions, the Operating Company will own a 100% member interest in each of the Chemical LLC Subsidiaries (other than Chemical Chartering and Pioneer LLC); such member interests will be duly authorized and validly issued in accordance with the limited liability company agreements of such Chemical LLC Subsidiaries (as the same may be amended and restated on or prior to the Closing Date or any settlement date, the “Chemical LLC Subsidiaries LLC Agreements”) and will be fully paid (to the extent required under the Chemical LLC Subsidiaries LLC

Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company will own such member interests free and clear of all Liens (except restrictions on transferability contained in the Chemical LLC Subsidiaries LLC Agreements and Liens under the Bank Credit Facility).

(o)   Ownership of Pioneer Inc.    On the Closing Date and any settlement date, after giving effect to the Transactions, the Operating Company will be the sole stockholder of Pioneer Inc. and will own 100% of the issued and outstanding capital stock of Pioneer Inc.; such capital stock will be duly authorized and validly issued in accordance with the certificate of incorporation (as the same may be amended and restated at or prior to the Closing Date or any settlement date, the “Pioneer Inc. Charter”) and will be fully paid and nonassessable; and the Operating Company will own such member interest free and clear of all Liens (except for Liens under the Bank Credit Facility).

(p)   Ownership of Chemical Chartering.    On the Closing Date and any settlement date, after giving effect to the Transactions, Pioneer Inc. will own a 100% member interest in Chemical Chartering; such member interest will be duly authorized and validly issued in accordance with the limited liability company agreement of Chemical Chartering (as the same may be amended and restated on or prior to the Closing Date or any settlement date, the “Chemical Chartering LLC Agreement”) and will be fully paid (to the extent required under the Chemical Chartering LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Pioneer Inc. will own such member interests free and clear of all Liens (except restrictions on transferability contained in the Chemical Chartering LLC Agreement and Liens under the Bank Credit Facility).

(q)   Ownership of Vessel Management LLC, USS Transport and USCS Chemical Transport.    On the Closing Date and any settlement date, after giving effect to the Transactions, the General Partner will own a 100% member interest in Vessel Management LLC, USS Transport and USCS Chemical Transport; such member interests will be duly authorized and validly issued in accordance with the limited liability company agreements of such entities (as the same may be amended and restated on or prior to the Closing Date or any settlement date, the “Mgmt LLC Agreements”) and will be fully paid (to the extent required under the Mgmt LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the General Partner will own such member interests free and clear of all Liens (except restrictions on transferability contained in the Mgmt LLC Agreements and Liens under the Bank Credit Facility).

(r)    Ownership of the General Partner.    On the Closing Date and any settlement date, after giving effect to the Transactions, Shipping Master will own a 100% member interest in the General Partner; such member interest will be duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended and restated on or prior to the Closing Date or any settlement date, the “General Partner LLC Agreement”) and will be fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Shipping Master will own such member interests free and clear of all Liens (except restrictions on transferability contained in the General Partner LLC Agreement).

(s)   Ownership of Shipping Master.  On the Closing Date and any settlement date, after giving effect to the Transactions, Sterling/US Shipping L.P., Tanker Six LLC, PPM America Private Equity Fund, L.P. and certain members of management (collectively, “Management”) will be the sole members of Shipping Master with an aggregate 100% membership interest in Shipping Master; such membership interests will be duly authorized and validly issued in accordance with the Operating Agreement of Shipping Master (as the same may be amended or restated on or prior to the Closing Date or any settlement date, the “Shipping Master LLC Agreement”), and will be fully paid (to the extent required under the Shipping Master LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Management will own such member interest free and clear of all Liens.

(t)    No Other Subsidiaries.    Other than the Partnership’s ownership of a 100% member interest in the Operating Company, the Operating Company’s ownership of a 100% member interest in the Shipping LLC Subsidiaries and the Chemical LLC Subsidiaries (other than Chemical Chartering and Pioneer LLC) and 100% stock ownership of Pioneer Inc., and Pioneer Inc.’s ownership of a 100% member interest in  Chemical Chartering, after giving effect to the Transactions, neither the Partnership, the Operating Company nor any LLC Subsidiary will own on the Closing Date and any settlement date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of a 100% member interest in the Mgmt LLCs, and its ownership of the IDRs and its general partner interest in the Partnership, the General Partner will not own on the Closing Date and any settlement date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(u)   No Preemptive Rights, Registration Rights or Options.    Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests or any shares of any member of the Partnership Group.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership Group.  Except as described in the Prospectus, there are no outstanding options or warrants to purchase any partnership or member interests or shares of any member of the Partnership Group.

(v)   Authority and Authorization.    The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and (ii) the Sponsor Units and the IDRs, in accordance with the terms and conditions set forth in the Partnership Agreement and the

Contribution Agreement.  On the Closing Date and any settlement date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Shipping Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the IDRs, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.  The “Operative Agreements” shall mean each of the Transaction Documents and the Organizational Documents.  The “Organizational Documents” shall mean each of the Partnership Agreement, the Operating Company LLC Agreement, the Subsidiary LLC Agreements, the Shipping LLC Subsidiaries LLC Agreements, the Chemical LLC Subsidiaries LLC Agreements, the Chemical Chartering LLC Agreement, the Pioneer Inc. Charter, the Mgmt LLC Agreements, the General Partner LLC Agreement, the Shipping Master LLC Agreement and the certificates of limited partnership or formation, bylaws and other organizational documents of the Shipping Entities.

(w)  Enforceability of Agreement.    This Agreement has been duly authorized, validly executed and delivered by each of the Shipping Entities, and constitutes the valid and legally binding agreement of each of the Shipping Entities, enforceable against each of the Shipping Entities in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(x)    Conformity to Description of Units and IDRs.    The Units, when issued and delivered against payment therefor as provided herein, and the Subordinated Units and the IDRs, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

(y)   Enforceability of Other Agreements.    On or before the Closing Date:

(i)            the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and Shipping Master as the “Organizational Limited Partner,” and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

(ii)           the Operating Company LLC Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iii)          the Subsidiary LLC Agreements will each be duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;

(iv)          each of the Contribution Documents will be duly authorized, executed and delivered by the  parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(v)           the Omnibus Agreement will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and

(vi)          the Contribution Agreement will be duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

except, with respect to each agreement described in this Section 1(w), as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(z)    Enforceability of Other Agreements.  On the Closing Date, after giving effect to the Transactions:

(i)            the Shipping LLC Subsidiaries LLC Agreements will each be duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with their terms;

(ii)           the Chemical LLC Subsidiaries LLC Agreements will each be duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with their terms;

(iii)          the Mgmt LLC Agreements will each be duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(iv)          the General Partner LLC Agreement will be duly authorized, executed and delivered by Shipping Master and will be a valid and legally binding agreement of Shipping Master, enforceable against Shipping Master in accordance with its terms;

(v)           the Shipping Master LLC Agreement will be duly authorized, executed and delivered by Management and will be a valid and legally binding agreement of Management, enforceable against Management in accordance with its terms; and

(vi)          the Bank Credit Facility will have been duly authorized, executed and delivered by the Operating Company, the Shipping LLC Subsidiaries, the Chemical LLC Subsidiaries (other than Pioneer LLC),  the Partnership and the General Partner and will be a valid and legally binding agreement of each of them, enforceable against them in accordance with its terms;

except, with respect to each agreement described in this Section 1(x), as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(aa) Sufficiency of Transferred Assets Under Conveyances.    The Contribution Documents will be legally sufficient to transfer or convey to the Partnership, the Operating Company and the Operating Subsidiaries all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership, the Operating Company and the Operating Subsidiaries to conduct their operations as contemplated by the Prospectus, subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Prospectus.  The Partnership, the Operating Company and the Operating Subsidiaries, upon execution and delivery of the Contribution Documents, including the Contribution Agreement, will succeed in all material respects to the business, assets, properties, liabilities and operations of the Shipping Master Business as reflected in the pro forma consolidated financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and the Contribution Documents.

(bb) No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Shipping Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of any agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents of any of the Shipping Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Shipping Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Shipping Entities or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Shipping Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

(cc) No Consents.    No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Shipping Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Shipping Entities as parties thereto, or the consummation by the Shipping Entities of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), except for (i) the registration of the offering of the Units under the Act, (ii) such consents, approvals, authorizations, registrations, filings or qualifications required under the Exchange Act, and state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such consents that have been, or prior to the Closing Date will be, obtained, and (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) No Default.    None of the Shipping Entities is (i) in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease, contract or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Shipping Entities to perform their obligations under this Agreement or the Operative Agreements.  To the knowledge of the Shipping Entities, no third party to any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which any of the Shipping Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(ee) Independent Public Accountants.    The accountants, PricewaterhouseCoopers LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and who have delivered the letters referred to in Section 6(i) hereof, are independent public accountants with respect to the Partnership and the General Partner as required by the Act.

(ff)   Financial Statements.    At June 30, 2004, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.  The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto)

present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein.  The selected financial and operating data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption “Selected Historical and Pro Forma Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived.  The pro forma consolidated financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X under the Act; include assumptions that in the opinion of the management of the Shipping Entities provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(gg) No Material Adverse Change.    None of the members of the Partnership Group has sustained since the date of the latest audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.  Except as disclosed or contemplated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the members of the Partnership Group has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Group, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Partnership Group and (iii) there has not been any material adverse change, or any development involving or which could reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Group, taken as a whole.

(hh) No Distribution of Other Offering Materials.    None of the Shipping Entities has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of rules and regulations promulgated thereunder.

(ii)   Title to Properties.    On the Closing Date and any settlement date, after giving effect to the Transactions, the Operating Company and the Operating Subsidiaries, will have good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Company and the Operating Subsidiaries, and will be the sole owner of the vessels set forth on Exhibit A to this Agreement (the “Vessels”), which real and personal property, including the Vessels, are a part of the real and personal property purported to be transferred pursuant to the Contribution Documents free and clear of all Liens except (A) such Liens arising under the Bank Credit Facility, all as described in the Prospectus[, (B) such Liens entered into in the ordinary course of business, (C) such Liens as described, and subject to the limitations contained in the Prospectus, and] (B) such Liens as do not materially affect the value of such property taken as a whole and do not materially interfere with the use made in the past and proposed to be made in the future of such property by the Operating Company and the Operating Subsidiaries as described in the Prospectus; and all assets held under lease by the Partnership Group are held by the Operating Company or the Operating Subsidiaries under valid, subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use made in the past and proposed to be made in the future of such property and buildings by the Partnership Group, taken as a whole, as described in the Prospectus.

(jj)   Permits.    Each of the members of the Partnership Group has, or at the Closing Date and any settlement date, after giving effect to the Transactions, will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the members of the Partnership Group has, or at the Closing Date and any settlement date, after giving effect to the Transactions, will have, fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Prospectus and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect and, except as described in the Registration Statement and Prospectus, none of such permits contains any restriction that is materially burdensome to the Partnership Group, taken as a whole.

(kk) Books and Records.    Each member of the Partnership Group (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B)

transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll)   Tax Returns.    Each of the Shipping Entities has filed all foreign, federal, state and local tax returns that are required to be filed through the date hereof, which returns are complete and correct in all material respects, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(mm)       Investment Company/Public Utility Holding Company.    None of the members of the Partnership Group is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” and after giving effect to the Transactions will be, (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.

(nn) Environmental Compliance.  Each of the Shipping Entities is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Partnership nor any of the Shipping Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(oo) No Labor Dispute.    No labor problem or dispute with the employees of the Shipping Entities exists or, to the knowledge of the Shipping Entities, is threatened or imminent, and the Shipping Entities are not aware of any existing or imminent labor disturbance by the employees of any Shipping Entities’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(pp) Insurance.  The Shipping Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged; no Shipping Entity has received a notice that from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and any settlement date; the Shipping Entities are in compliance with the terms of such policies and instruments in all material respects; and  no Shipping Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(qq) Litigation.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Shipping Entity or their property is pending or, to the knowledge of the Shipping Entities, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby or (ii) could have a Material Adverse Effect.

(rr)   Private Placement.    The offer, sale and issuance of the Sponsor Units to Shipping Master and the IDRs to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Shipping Entities has taken or will take any action that would cause the loss of such exemption.

(ss) NYSE Listing.    The Units have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

(tt)   Material Contracts.  There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

(uu) Sarbanes-Oxley Act.  The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

(vv) Intellectual Property.  The Shipping Entities own or possess, and as of the Closing Date, after giving effect to the transactions, the Partnership Group will own or possess, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to possess such rights would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(ww)       Citizenship.  Each member of the Partnership Group is at the date of this Agreement and prior to the sale of the Units to the Underwriters, and at the Closing Date after giving effect to the Transactions will be, a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916 for the purpose of operating the Vessels in the trades in which the Operating Company and the LLC Subsidiaries propose to operate the Vessels (a “U.S. Citizen”); provided, however, that, in respect of this representation and warranty, such parties may assume that the initial purchasers from the Underwriters who are not U.S. Citizens will not hold limited partner interests in the Partnership in excess of ___% of the total Units outstanding immediately after the Closing Date.  Each Vessel is eligible in all respects to be documented for and to engage in the coastwise trade of the United States.

(xx)  Transfer Taxes.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.

(yy) Prohibition on Dividends.  No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

(zz)  No Stabilization.  The Shipping Entities have not taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(aaa)       Environmental Review.  In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(bbb)      ERISA Matters.  Each Shipping Entity is, and as of the Closing Date each member of the Partnership Group will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any member of the Partnership Group (after giving effect to the Transactions) would have any liability; no member of the Partnership Group has incurred nor does any member of the Partnership Group (after giving effect to the Transactions) expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which a member of the Partnership Group would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ccc)       Directed Unit Sales.    None of the Directed Units distributed in connection with the Directed Unit Program will be offered or sold outside of the United States.

(ddd)      Statistical and Market Data.  The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Shipping Entities believe to be reliable and accurate.

(eee)       OFAC.  None of the Shipping Entities nor, to the knowledge of the Shipping Entities, any director, officer, agent, employee or affiliate of the Shipping Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Shipping Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(fff) Money Laundering Laws.  The operations of each Shipping Entity are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Shipping Entity with respect to the Money Laundering Laws is pending or, to the best knowledge of the Shipping Entities, threatened..

(ggg)      Foreign Corrupt Practices Act.  No member of the Partnership Group nor, any director, officer, agent, employee or other person associated with or acting on behalf of any member of the Partnership Group, has used any corporate funds for an unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate, partnership or limited liability company funds; violated or is in violation, of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Any certificate signed by any officer of any Shipping Entity and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Shipping Entity, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $                      per Unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 898,843 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units.  Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Units of the Option Units as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Units of the Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on             , 2004 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”).  Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich St., New York, New York on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

Each Underwriter, severally and not jointly, agrees with the Shipping Entities that it will not knowingly sell the Units to any natural person, corporation, partnership, limited liability company, joint venture, association or other entity (“person”) that is not a U.S. Citizen.  On each of the Closing Date and any settlement date, each Underwriter shall provide the Shipping Entities with a certificate, dated such date, certifying that such Underwriter did not, to its knowledge, sell more than 20% of the Units set forth opposite such Underwriter’s name on Schedule 1 hereto to any person that is not a U.S. Citizen.

5.             Agreements.  Each of the Shipping Entities, jointly and severally, agrees with the several Underwriters that:

(a)   Preparation of Prospectus and Registration Statement.  The Partnership will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Partnership will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)   Filing of Amendment or Supplement.  If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c)   Report to Unitholders.  As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d)   Copies of Reports.    The Partnership will furnish to its unitholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited.  The Partnership will, for a period of five years from the Closing Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any security exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Act or the Exchange Act.  Any report, document or other information required to be furnished under this paragraph (d) shall be furnished as soon as practicable after such report, document or information becomes publicly available.

(e)   Signed Copies of the Registration Statement.  The Partnership will furnish to the Representatives, counsel for the Underwriters, or both a signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)    Qualification of Securities.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g)   Lock-Up Period.  None of the Shipping Entities will, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Shipping Entities or any affiliate of the Shipping Entities or any person in privity with the Shipping Entities or any affiliate of the Shipping Entities), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction for a period of 180 days following the Execution Time, provided, however, that the Partnership may issue and sell Common Units (i) pursuant to any employee unit option plan, unit purchase plan or distribution reinvestment plan of the Partnership in effect at the Execution Time [and (ii) issuable upon the conversion of securities outstanding at the Execution Time].

(h)   Compliance with Laws.  The Shipping Entities will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use their best efforts to cause such entities’ directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(i)    Price Manipulation.  The Shipping Entities will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(j)    Expenses.  The Partnership agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the

Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) an advisory fee equal to 0.375% of the gross proceeds of the Offering (including any exercise of the option set forth in Section 2 hereof) to Citigroup Global Markets Inc. and Lehman Brothers Inc. for advisory services in connection with the evaluation, analysis and structuring of the Partnership; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.  It is understood, however, that except as provided in this subjection (j), and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on the resale of any of the Common Units by them, the transportation and other expenses incurred by or on their behalf in connection with presentations by Partnership representatives to prospective purchasers of Units and any advertising expenses connected with any offers they may make.

(k)   Use of Proceeds.    The Partnership Group will use the net proceeds received by them from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(l)    Investment Company.  To take such steps as shall be necessary to ensure that no member of the Partnership Group, nor any subsidiary thereof, shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(m)  Directed Units.  It is understood and agreed that the ____ Common Units to be sold pursuant to the Directed Unit Program (the “Directed Units”) will be sold pursuant to this Agreement at the offering price to the public set forth on the cover page of the Prospectus.  Any Directed Units that are not orally confirmed for purchase by Participants by the end of the Business Day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.  Under no circumstances will Lehman Brothers Inc. or any other Underwriter be liable to the Shipping Entities or to any Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program.

(n)   Directed Unit Restrictions.  In connection with the Directed Unit Program, the Shipping Entities will ensure that the Directed Units will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge, or hypothecation for a period of three months following the Effective Date of the Registration Statement.  Lehman Brothers Inc. will notify the Partnership as to which

Participants will need to be so restricted.  The Partnership will direct the removal of such transfer restrictions upon the expiration of such period of time.

(o)   Directed Unit Program Expenses.  The Partnership will pay all fees and disbursements incurred by the Underwriters, including expenses of counsel, in connection with the Directed Unit Program (including the printing (or reproduction) and delivery (including postage, air freight charges and other charges for counting and packaging) of such copies of the Directed Unit Program materials) and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program.

(p)   Rule 463.  The Partnership will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Shipping Entities contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Shipping Entities made in any certificates pursuant to the provisions hereof, to the performance by the Shipping Entities of their obligations hereunder and to the following additional conditions:

(a)   If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)   All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Common Units, the Subordinated Units, the IDRs, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)   The Bank Credit Facility shall have been duly authorized, executed and delivered by the Operating Company and each of the other parties thereto.

(d)   The Partnership shall have requested and caused Fulbright & Jaworski L.L.P., counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, to the effect set forth on Exhibit B.

(e)   The Partnership shall have requested and caused Vinson & Elkins L.L.P., special counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, to the effect set forth on Exhibit C.

(f)    The Partnership shall have requested and caused Holland & Knight LLP, special maritime counsel for the Partnership, to have furnished to the Representatives their opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Representatives, to the effect set forth on Exhibit D.

(g)   The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, or the settlement date, as applicable, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)   The Partnership shall have furnished to the Representatives a certificate of (i) the General Partner, in its capacity as the sole member of the Mgmt LLCs and as the general partner of the Partnership, in its capacity as the sole member of the Operating Company, in its capacity as the sole member of Shipping LLC (in its capacity as the sole member of the Shipping LLC Subsidiaries) and Chemical LLC (in its capacity as the sole member of the Chemical LLC Subsidiaries), signed by the Chairman of the Board or the President and the principal financial or accounting officer of the General Partner, and (ii) Shipping Master, signed by the Chairman of the Board or the President and the principal financial or accounting officer of Shipping Master, in case, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i)            the representations and warranties of the Shipping Entities in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Shipping Entities have complied with all the agreements set forth herein and satisfied all the conditions set forth herein on their part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such entities’ knowledge, threatened;

(iii)          since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Group, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

(iv)          such other matters as you may reasonably request.

(i)    The Partnership shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Partnership for the 6-month period ended  June 30, 2004, and as at June 30, 2004, in accordance with Statement on Auditing Standards No. 100 and stating in effect that:

(i)            in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii)           on the basis of a reading of the latest unaudited financial statements made available by the Partnership and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended June 30, 2004, and as at  June 30, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the executive, finance, compensation and audit committees of the Partnership and the Subsidiaries; and inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters of the Partnership and its subsidiaries as to transactions and events subsequent to June 30, 2004, nothing came to their attention which caused them to believe that:

(1)   any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;
(2)   with respect to the period subsequent to June 30, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Partnership and its subsidiaries or capital stock of the Partnership or decreases in the unitholders’ equity of the Partnership as compared with the amounts shown on the June 30, 2004 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from July 1, 2004  to such specified date there were any decreases, as compared with the corresponding period in the preceding year and quarter in net revenues or income before income taxes or in total or per share amounts of net income of the Partnership and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives;
(3)   the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii)          they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions  “Summary Historical and Pro Forma Financial and Operating Data,” “Capitalization,” “Dilution,” “Selected Historical and Pro Forma Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus, agrees with the accounting records of the Partnership and its subsidiaries, excluding any questions of legal interpretation; and

(iv)          an examination or review “report” is required for substantial pro formas as specified in (i) above on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of

Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

(j)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Group taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

(k)   Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)    The NYSE shall have approved the Units for listing, subject only to official notice of issuance.

(m)  At the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit E hereto from each officer and director of the General Partner and Shipping Master addressed to the Representatives.

(n)   Prior to the Closing Date, the Shipping Entities shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of  Fulbright & Jaworski L.L.P., counsel for the Partnership, at 666 Fifth Avenue, 31st Floor, New York, New York 10103 , on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Shipping Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Shipping Entities will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.             Indemnification and Contribution.  (a)  The Shipping Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Shipping Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Shipping Entities by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Shipping Entities may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Shipping Entities, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Shipping Entities within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Shipping Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Shipping Entities by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Shipping Entities acknowledge that the statements set forth [in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids] in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Shipping Entities and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Shipping Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Shipping Entities on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the

Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Shipping Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Shipping Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Shipping Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Shipping Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Shipping Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Shipping Entities within the meaning of either the Act or the Exchange Act, each officer of the Shipping Entities who shall have signed the Registration Statement and each director of the Shipping Entities shall have the same rights to contribution as the Shipping Entities, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Shipping Entities.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the

Shipping Entities and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Shipping Entities or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Shipping Entities or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; or, if sent to the Shipping Entities, will be mailed, delivered or telefaxed to              [facsimile number] and confirmed to it at U.S. Shipping Partners L.P., 399 Thornall Street, 8th Floor, Edison, New Jersey 08837, attention:  Paul B. Gridley, with a copy (which shall not constitute notice) to Paul Jacobs, Esq., Fulbright & Jaworski, L.L.P., 666 Fifth Avenue, New York, New York 10103.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.           Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Units included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Shipping Entities and the several Underwriters.

Very truly yours,

UNITED STATES SHIPPING MASTER LLC,

By:
Name:
Title:

US SHIPPING GENERAL PARTNER LLC,

By:
Name:
Title:

U.S. SHIPPING PARTNERS L.P.,

By:	US SHIPPING GENERAL PARTNER LLC,
its General Partner

By:
Name:
Title:

U.S. SHIPPING OPERATING LLC,

By:
Name:
Title:

UNITED STATES SHIPPING LLC,

By:
Name:
Title:

UNITED STATES CHEMICAL SHIPPING LLC,

By:
Name:
Title:

ITB BALTIMORE LLC,

By:
Name:
Title:

ITB GROTON LLC,

By:
Name:
Title:

ITB JACKSONVILLE LLC,

By:
Name:
Title:

ITB MOBILE LLC,

By:
Name:
Title:

ITB NEW YORK LLC,

By:
Name:
Title:

ITB PHILADELPHIA LLC,

By:
Name:
Title:

USS CHARTERING LLC,

By:
Name:
Title:

USS VESSEL MANAGEMENT LLC,

By:
Name:
Title:

USS TRANSPORT LLC,

By:
Name:
Title:

USCS CHEMICAL TRANSPORT LLC,

By:
Name:
Title:

USCS CHARLESTON CHARTERING LLC,

By:
Name:
Title:

USCS CHARLESTON LLC,

By:
Name:
Title:

USCS CHEMICAL PIONEER, LLC,

By:
Name:
Title:

USCS CHEMICAL CHARTERING LLC,

By:
Name:
Title:

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

Lehman Brothers Inc.

UBS Securities LLC

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

For itself and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased

Citigroup Global Markets Inc.
Lehman Brothers Inc.
UBS Securities LLC
KeyBanc Capital Markets, a division of McDonaldInvestments Inc.
Raymond James & Associates, Inc.

Total	$

EXHIBIT A

Vessels

ITB Baltimore
ITB Groton
ITB Jacksonville
ITB Mobile
ITB New York
ITB Philadelphia
Charleston
Chemical Pioneer

A-1

EXHIBIT B

Opinion of Fulbright & Jaworski L.L.P.

1.             Formation and Qualification of the Partnership.  The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease its properties to be owned or leased on the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted on the Closing Date as described in the Registration Statement and the Prospectus.  The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

2.             Formation and Qualification of Shipping Master, the General Partner, USCS Chemical Transport, USS Transport, the Operating Company and the Operating Subsidiaries.  Each of Shipping Master, the General Partner, USCS Chemical Transport, USS Transport, the Operating Company and the Operating Subsidiaries has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties to be owned or leased on the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted on the Closing Date, in each case as described in the Registration Statement and the Prospectus.  The General Partner has all necessary limited liability company power and authority to act as the general partner of the Partnership, as described in the Registration Statement and Prospectus.  Each of the General Partner, the Operating Company, USCS Chemical Transport, USS Transport and the Operating Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

3.             Formation and Qualification of Vessel Management Inc.  Vessel Management Inc. has been duly formed and validly existing in good standing as a corporation under the DGCL with full corporate power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted on the Closing Date as described in the Registration Statement and the Prospectus.  Vessel Management Inc. is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction set forth under its name on Annex I to this Agreement.

4.             Formation and Qualification of Pioneer Inc.  After giving effect to the Transactions, Pioneer Inc. will be duly formed and will be validly existing in good standing as a corporation under the DGCL with full corporate power and authority to own or lease its properties to be owned or leased at the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted at the Closing Date as described in the Registration Statement and the Prospectus.  Pioneer Inc. is duly registered or qualified as a foreign limited corporation for the transaction of business under the laws of the jurisdictions set forth under its name on Annex I to this Agreement.

5.             Formation and Qualification of Vessel Management LLC.  After giving effect to the Transactions, Vessel Management LLC will be duly formed and validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties to be owned or leased on the Closing Date, to assume the liabilities being assumed by it pursuant to the Contribution Agreement and to conduct its business to be conducted at the Closing Date, in each case as described in the Registration Statement and the Prospectus. Vessel Management LLC will be duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth under its name on Annex I to this Agreement.

6.             Ownership of General Partner Interest.  The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement or as described in the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of New Jersey naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

7.             Ownership of the Sponsor Units and IDRs.  The Sponsor Units, the IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and otherwise by matters described in the Prospectus under the captions “Risk Factors—You may  not have limited liability if a court finds that unitholder action constitutes control of our business” and “The Partnership Agreement—Limited Liability”); and Shipping Master owns 898,843 Common Units, 5,347,892 Class A Subordinated Units and 1,650,951 Class B Subordinated Units and the General Partner owns the IDRs, in each case, free and clear Liens (except restrictions on transferability in the Partnership Agreement or as described in the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or New Jersey naming Shipping Master or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or New Jersey or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

8.             Ownership of the Operating Company.  The Partnership owns a 100% member interest in the Operating Company; such member interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and has been fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all Liens, other than Liens created under the Bank Credit Facility (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of New Jersey naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

9.             Ownership of the Shipping LLC Subsidiaries.  After giving effect to the Transactions:  the Operating Company will own a 100% member interest in each of the Shipping LLC Subsidiaries; such member interests will have been duly authorized and validly issued in accordance with the Shipping LLC Subsidiaries LLC Agreements and will have been fully paid (to the extent required under the Shipping LLC Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company will own such member interests free and clear of all Liens, other than Liens created under the Bank Credit Facility (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of New Jersey naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

10.           Ownership of the Chemical LLC Subsidiaries.  After giving effect to the Transactions:  the Operating Company will own a 100% member interest in each of the Chemical LLC Subsidiaries (other than Chemical Chartering); such member interests will have been duly authorized and validly issued in accordance with the Chemical LLC Subsidiaries LLC Agreements and will have been fully paid (to the extent required under the Chemical LLC Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company will own such member interests free and clear of all Liens, other than Liens created under the Bank Credit Facility (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of New Jersey naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

11.           Ownership of Pioneer Inc.  After giving effect to the Transactions:  the Operating Company will be the sole stockholder of Pioneer Inc. and will own 100% of the issued and outstanding capital stock of Pioneer Inc.; such capital stock has been duly authorized and validly issued in accordance with the Pioneer Inc. Charter and will be fully paid and nonassessable; and the Operating Company will own such capital stock free and clear of all Liens, other than Liens created under the Bank Credit Facility, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of New

Jersey naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

12.           Ownership of Chemical Chartering.  After giving effect to the Transactions: Pioneer Inc. will own a 100% member interest in Chemical Chartering; such member interest will have been duly authorized and validly issued in accordance with the Chemical Chartering LLC Agreement and will have been fully paid (to the extent required under the Chemical Chartering LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Pioneer Inc. will own such member interest free and clear of all Liens, other than Liens created under the Bank Credit Facility, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Pioneer Inc. as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of New Jersey naming Pioneer Inc. as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

13.           Ownership of Vessel Management LLC, USCS Chemical Transport and USS Transport.  After giving effect to the Transactions: the General Partner will own a 100% member interest in Vessel Management LLC, USCS Chemical Transport and USS Transport; such member interests will have been duly authorized and validly issued in accordance with the Mgmt LLC Agreements and will have been fully paid (to the extent required under the Mgmt LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the General Partner will own such member interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of New Jersey naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

14.           Ownership of the General Partner.  Shipping Master owns a 100% member interest in the General Partner; such member interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and has been fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Shipping Master owns such member interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Shipping Master as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of New Jersey naming Shipping Master as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

15.           Ownership of Shipping Master.  Management are the sole members of Shipping Master with an aggregate 100% membership interest in Shipping Master; such membership interests have been duly authorized and validly issued in accordance with the Shipping Master LLC Agreement, and will be fully paid (to the extent required under the Shipping Master LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Management will own such member interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Management as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of New Jersey naming Management as debtor is on file as of a recent date in the office of the Secretary of State of the State of New Jersey or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

16.           Valid Issuance of the Units.  The Firm Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and otherwise by matters described in the Prospectus under the captions “Risk Factors—You may not have limited liability if a court finds that unitholder action constitutes control of our business” and “The Partnership Agreement—Limited Liability”); and other than the Sponsor Units owned by Shipping Master and the IDRs owned by the General Partner, the Firm Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date.

17.           No Preemptive Rights, Registration Rights or Options.  Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor, except as provide in the Bank Credit Facility, any restriction upon the voting or transfer of any partnership interest, limited liability company interest or shares of stock, as the case may be, in any member of the Partnership Group, in each case pursuant to the partnership agreement, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents of such entities or any other agreement or instrument filed as an exhibit to the Registration Statement to which any member of the Partnership Group is a party or by which any of them may be bound.  To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Firm Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, the Operating Company or any Operating Subsidiaries.  To such counsel’s knowledge, after due inquiry, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other partnership interests in the Partnership, (B) any membership interest in the Operating Company, (C) any shares of stock in Pioneer Inc. or (C) any membership interests in any Operating Subsidiary.

18.           Authority and Authorization.  The Partnership had all requisite limited partnership power and authority to issue, sell and deliver (i) the Firm Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration

Statement and the Prospectus and (ii) the Sponsor Units and IDRs, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement.  All corporate, partnership and limited liability action, as the case may be, required to be taken by the Shipping Entities or any of their stockholders, partners or members for the authorization, issuance and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, has been validly taken.

19.           Authority and Authorization of this Agreement.  This Agreement has been duly executed and delivered by each of the Shipping Entities.

20.           Enforceability of Operative Agreements.  Each of the Operative Agreements has been duly authorized and validly executed and delivered by each of the Shipping Entities party thereto and Sterling/US Shipping L.P., as applicable.  Assuming the due authorization, execution and delivery by each party thereto (other than the Shipping Entities), each of the Operative Agreements constitutes a valid and legally binding obligation of the Shipping Entities party thereto, enforceable against each such Shipping Entity in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

21.           No Violations.  None of the offering, issuance and sale by the Partnership of the Units being delivered on the Closing Date or any settlement date, as the case may be, the execution, delivery and performance of this Agreement or the Transaction Documents by the Shipping Entities that are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws of any of the Shipping Entities, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law (other than admiralty or maritime law, as to which such counsel need not express any opinion), the laws of the State of [Texas] or the State of New York or any order, judgment, decree or injunction of any federal, [Texas], New York or Delaware court or government agency or body directed to any member of the Partnership Group or any of their properties in a proceeding to which any of them or their property is a party, or (iv) except as set forth in the Transaction Documents, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties, which breaches, violations defaults or liens, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect.

22.           No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) with any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of [Texas] or New York is required for the offering, issuance and sale by the Partnership of the Firm Units, the execution, delivery and performance of this Agreement and the Transaction Documents by the Shipping Entities party thereto or the consummation by the Shipping Entities of the transactions contemplated by this Agreement or the Transaction Documents (including the Transactions), except (i) for the registration of the offering of the Units under the Act and the registration of the Units under the Exchange Act, (ii) such consents required under the Exchange Act and state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) for such consents that have been obtained, and (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

23.           Accuracy of Statements.  The statements in the Registration Statement and Prospectus under the captions “Business—Regulation” (other than “Business—Regulation—Coastwise Laws”) “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Certain Relationships and Related Party Transactions,” and “Underwriting” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby.

24.           Effectiveness of the Registration Statement.  Such counsel has been advised orally by the Commission that the Registration Statement was declared effective under the Act on _________, 2004; to the knowledge of such counsel (based solely on an oral confirmation by a member of the Commission’s staff), no stop order suspending the effectiveness of the Registration Statement [or the Rule 462(b) Registration Statement] has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

25.           Compliance as to Form.  The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to the Closing Date or any settlement date, as the case may be, (except for the financial statements and the notes and schedules thereto, and other financial and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Act.

26.           Legal Proceedings or Contracts to be Described or Filed.  To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any Shipping Entity is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

27.           Investment Company Act/Public Utility Holding Company Act.  None of the members of the Partnership Group is and, after giving effect to the Transactions and the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be, (i) an “investment company” as such term is defined in the Investment Company Act of

1940, as amended, or (ii) a “public utility company” or “holding company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

28.           Private Placement.  The offer, sale and issuance of the Sponsor Units to Shipping Master and the IDRs to the General Partner pursuant to the Partnership Agreement were exempt from the registration requirements of the Act.

29.           No Additional Liability.  Upon consummation of the Transactions, the Partnership will not be liable under the laws of the State of [Texas] or New York for the liabilities of the Operating Company or the Operating Subsidiaries, and the holders of the Firm Units will not be liable under the laws of the State of [Texas] or New York for the liabilities of the Partnership, the Operating Company or the Operating Subsidiaries, except in each case to the same extent as under the laws of the State of Delaware.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Shipping Entities, representatives of the independent public accountants for the Shipping Entities and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in paragraph 23 above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial data included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial data included therein, as to which such counsel need express no belief) as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the Shipping Entities set forth in this Underwriting Agreement and on certificates of officers and employees of the Shipping Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws (other than admiralty and maritime laws), the laws of the State of New York and the State of [Texas], the Delaware LP Act, the Delaware LLC Act and the DGCL, (D) with respect to the opinions expressed in paragraphs 1 through 3 above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to the Closing Date or any settlement date, as the case may be, and shall be provided to you) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Shipping Entities may be subject.

EXHIBIT C

Opinion of Vinson & Elkins L.L.P.

1.             Tax Opinion.  The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

2.             Accuracy of Statements.  The statements in the Registration Statement and Prospectus under the captions “Cash Distribution Policy,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “Description of the Subordinated Units,” “The Partnership Agreement” and “Investment in U.S. Shipping Partners L.P. by Employee Benefit Plans,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby; and the Common Units, the Subordinated Units and the IDRs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions “Prospectus Summary—The Offering,” “Cash Distribution Policy,” “Description of the Common Units,” “Description of the Subordinated Units” and “The Partnership Agreement.”

C-1

EXHIBIT D

Opinion of Maritime Counsel

1.             Immediately prior to the events described in clauses (i) — (ii), including clauses 1-10, of the fourth paragraph of the introductory section of this Agreement, each of the Vessels is duly documented under the laws of the United States in the name of ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USCS Chemical Pioneer LLC and USCS Charleston LLC, respectively, as owner thereof, free and clear of all liens and encumbrances of record [except as otherwise set forth on Annex B].  Upon the consummation of the transactions as described in clauses (i) — (ii), including clauses 1-10, of the fourth paragraph of the introductory section of this Agreement, and as set forth in (i) this Agreement, (ii) the Contribution Agreement [and (iii) the Bills of Sale described in such counsel’s opinion (collectively, the “Bills of Sale”)], the Vessels will be duly documented under the laws of the United States in the name of ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USCS Chemical Pioneer LLC and USCS Charleston LLC, as owner thereof free and clear of any liens of record [except as described on Annex C].

2.             Assuming

(A)          the consummation of the transactions described in clauses (i) — (ii), including clauses 1-10, of the fourth paragraph of the introductory section of this Agreement and as set forth in this Agreement, the Contribution Agreement, the Bills of Sale, and the Omnibus Agreement,

(B)           that the Common Units to be issued and sold by the Partnership to Underwriters have been duly sold and transferred by the Partnership to Underwriters and ownership of not fewer than 80% of the Common Units have been duly sold and transferred by Underwriters to U.S. Citizens (as defined in the Partnership Agreement of the Partnership), and

(C)           the sale and transfer of Common Units by Underwriters as described in the preceding subclause 3(B) occurs prior in time to the contributions to the _____ as described in clause _____ of the fourth paragraph of the introductory section of this Agreement, each of the Mgmt LLCs, the General Partner, the Partnership, the Operating Company and the Operating Subsidiaries will qualify as a U.S. Citizen for the purpose of owning and operating vessels in the coastwise and registry trades of the United States.

3.             Each of the Mgmt LLCs, the General Partner, Partnership, the Operating Company and the Operating Subsidiaries has all necessary authority under the federal admiralty and maritime laws of the United States to own and operate the Vessels in the United States coastwise and registry trades, provided each of the Mgmt LLCs, the General Partner, the Partnership, the Operating Partnership and the Operating Subsidiaries, as the case may be, has received and as of the Closing Date maintains, all consents, authorizations, licenses and similar instruments required generally to be maintained by owners and/or operators of vessels in the

United States coastwise and registry trades, which consents, authorizations, licenses and similar instruments we have no reason to believe have not and will not be obtained in the ordinary course of business.

4.             Assuming events occur in the sequence described in such counsel’s opinion, each of (A) the issuance and sale of the Units by the Partnership, (B) the execution and delivery by the Partnership, the Operating Company and the other Shipping Entities as the case may be, of the Operative Agreements and the consummation of the transactions contemplated thereby, and (C) the ownership by the Partnership of a member interest in the Operating Company, the ownership by the Operating Company of member interests in each of the Operating Subsidiaries, and the ownership by the General Partner of a general partner interest and IDRs in the Partnership does not result in any violation of the general admiralty and maritime laws of the United States or any United States federal admiralty or maritime order, rule, regulation, judgment or decree known to us applicable to any of the Shipping Entities.

5.             Under the general admiralty and maritime laws of the United States, including but not limited to Titles 33 and 46 of the United States Code, no consent, notice, approval, authorization, order, registration or qualification of, to or with any United States court or governmental agency or body is required for (A) the issuance and sale of the Units by the Partnership, (B) the execution and delivery by the relevant Shipping Entities, as the case may be, of the Transaction Documents, or (C) the consummation of the transactions contemplated by the foregoing, except such consents, notices, approvals, authorizations, orders, registrations and qualifications respecting operation of the Vessels required generally to be maintained by owners and/or operators of vessels in the United States coastwise and registry trades, which consents, notices, approvals, authorizations, orders, registrations and qualifications such counsel has no reason to believe have not and will not be obtained in the ordinary course of business.

6.             No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) with any governmental authority under the United States federal admiralty and maritime laws, including without limitation the Secretary of Transportation, or the laws of the State of New York is required for the performance of any Operative Agreement by any of the Shipping Entities party thereto or the consummation by any of the Shipping Entities of the transactions contemplated by the Operative Agreement, except such consents, notices, approvals, authorizations, order, registrations, and qualifications respecting operation of the Vessels required generally to be maintained by owners and/or operators of vessels in the United States coastwise and registry trades, which consents, notices, approvals, authorizations, orders, registrations and qualifications we have no reason to believe have not been and will not be obtained in the ordinary course of business and the failure of which to obtain would not have a Material Adverse Effect.

7.             The statements in the Registration Statement and Prospectus under the caption “Business—Regulation—Coastwise Laws” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby.

Such counsel may rely in respect of matters of fact upon certificates of public officials and officers of the General Partner.  Such counsel may assume that the Common Units to be issued and sold by the Partnership to Underwriters has been duly sold and transferred by the Partnership to the Underwriters and not fewer than 80% of these Common Units has been duly sold and transferred by the Underwriters to U.S. Citizens (as defined in the Partnership Agreement of the Partnership).

EXHIBIT E

[Form of Lock-Up Agreement]

[Letterhead of officer, director or major shareholder of
Partnership]

U.S. Shipping Partners L.P.
Public Offering of Common Stock

, 2004

Citigroup Global Markets Inc.

Lehman Brothers Inc.

UBS Securities LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between U.S. Shipping Partners L.P., a  limited partnership (the “Partnership”), United States Shipping Master LLC, a Delaware limited liability company, US Shipping General Partner LLC, a Delaware limited liability company, U.S. Shipping Operating LLC, a Delaware limited liability company, United State Shipping LLC, a Delaware limited liability company, United States Chemical Shipping LLC, a Delaware limited liability company, ITB Baltimore LLC, a Delaware limited liability company, ITB Groton LLC, a Delaware limited liability company, ITB Jacksonville LLC, a Delaware limited liability company, ITB Mobile LLC, a Delaware limited liability company, ITB New York LLC, a Delaware limited liability company, ITB Philadelphia LLC, a Delaware limited liability company, USS Chartering LLC, a Delaware limited liability company, USS Vessel Management LLC, a Delaware limited liability company, USS Transport LLC, a Delaware limited liability company, USCS Chemical Transport LLC, a Delaware limited liability company, USCS Charleston Chartering LLC, a Delaware limited liability company, USCS Charleston LLC, a Delaware limited liability company, USCS Chemical Pioneer, Inc., a Delaware corporation, and USCS Chemical Chartering LLC, a Delaware limited liability company, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common units, each representing a limited partner interest in the Partnership (“Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global

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Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, in the filing of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major unitholder]

[Name and address of officer, director or
major unitholder]

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ANNEX A

Jurisdictions of Foreign Qualification

Partnership

Operating Company

Operating Subsidiaries

General Partner

Pioneer Inc.